                                                                    Exhibit 20.2

                        MONTHLY SERVICER'S CERTIFICATE
                     First USA Bank, National Association
                      First NBC Credit Card Master Trust
                                 Series 1997-1

                 For the September 12, 2001 Determination Date
                          For the 49th Monthly Period

The undersigned, a duly authorized representative of First USA Bank, National Association, (the "Bank"), pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of August 1, 1997, by and between the Bank, as successor Transferor and Servicer to Bank One Louisiana, N.A. (as successor to the First National Bank of Commerce ("First NBC")) and The Bank of New York, as Trustee, does hereby certify as follows:

1. Capitalized terms used in this Certificate have their respective meanings as set forth in the Pooling and Servicing Agreement; provided, that the "preceding Monthly Period" shall mean the Monthly Period immediately preceding the calendar month in which this Certificate is delivered. This Certificate is delivered pursuant to subsection 3.4(b) of the Pooling and Servicing Agreement. References herein to certain sections and subsections are references to the respective sections and subsections of the Pooling and Servicing Agreement, as amended by the applicable Series Supplement.

2. First USA Bank, National Association, is Servicer under the Pooling and Servicing Agreement.

3.   The undersigned is a Servicing Officer.

4. The date of this Certificate is September 12, 2001, which is a Determination Date under the Pooling and Servicing Agreement

5.   The aggregate amount of Collections processed during the preceding Monthly
     Period [equal to 5(a) plus 5(b)] was                                                     $113,866,330.01

     (a)  The aggregate amount of Collections of Finance Charge Receivables collected during the preceding Monthly Period (the Collections of
          Finance Charge Receivables) was                                                     $ 12,549,823.97

     (b)  The aggregate amount of Collections of Principal Receivables collected during the preceding Monthly Period (the Collections of Principal
          Receivables) was                                                                    $101,316,506.04

6.   The aggregate amount of Receivables as of the end of the last day of the
     preceding Monthly Period was                                                             $826,416,433.63

7. Included is an authentic copy of the statements required to be delivered by the Servicer on the date of this Certificate to the Paying Agent pursuant to Article V.

8. To the knowledge of the undersigned, there are no liens on any Receivables in the Trust except as described below:

     None.

9.   The amount, if any, by which the sum of the balance of the Excess Funding
     Account and the Aggregate Principal Receivables exceeds the Minimum
     Aggregate Principal Receivables required to be maintained pursuant to the
     Pooling and Servicing Agreement, is equal to                                             $111,073,981.59

10.  The amount, if any, of the withdrawal of the Specified Deposit from the
     Finance Charge Account required to be made by the Trustee pursuant to subsection 4.3(a) of the Pooling and Servicing Agreement on the related
     Transfer Date is                                                                         $          0.00

  Monthly Servicer's Certificate.
  Page 2 (all amounts in dollars except percentages)

  11. Monthly Period Trust Activity
  (a) Trust Activity                                                Total Trust
      ================================================            ===============
      Beginning Aggregate Principal Receivables                    818,993,910.63
      Beginning Excess Funding Account Balance                               0.00
      Beginning Total Principal Balance                            818,993,910.63
      Collections of Finance Charge Receivables                     12,549,823.97
      Discount Percentage                                                    0.00
      Discount Option Receivables Collections                                0.00
      Net Recoveries                                                         0.00
      Total Collections of Finance Charge Receivables               12,549,823.97
      Total Collections of Principal Receivables                   101,316,506.04
      Net Default Amount                                             2,522,738.12
      Minimum Aggregate Principal Receivables Balance              700,000,000.00
      Ending Aggregate Principal Receivables                       811,073,981.59
      Ending Excess Funding Account Balance                                  0.00
      Ending Total Principal Balance                               811,073,981.59


  (b) Series Allocations                                          Series 1997-1         Series 1998-1        All Series
      ================================================            =======================================================
      Group Number                                                       1                    2
      Investor Interest                                            300,000,000.00      400,000,000.00      700,000,000.00
      Adjusted Investor Interest                                   300,000,000.00      400,000,000.00      700,000,000.00
      Principal Funding Account Balance                                      0.00                0.00                0.00
      Minimum Transferor Interest                                                                           56,775,178.71

  (c) Group I Allocations                                          Series 1997-1       Total Group I
      ================================================            =====================================
      Investor Finance Charge Collections                            4,597,039.43        4,597,039.43

      Investor Monthly Interest                                      1,516,852.50        1,516,852.50
      Investor Monthly Fees (Servicing Fee)                            375,000.00          375,000.00
      Investor Default Amounts                                         924,086.80          924,086.80
      Investor Additional Amounts                                    1,297,500.00        1,297,500.00
      Total                                                          4,113,439.30        4,113,439.30

      Reallocated Investor Finance Charge Collections                4,597,039.43        4,597,039.43
      Available Excess                                                 483,600.13          483,600.13


  12. Series 1997-1 Certificates
                                                                   Series 1997-1         All Other          Transferor's
  (a) Investor/Transferor Allocations               Trust             Interest             Series             Interest
      ===================================================================================================================
      Beginning Investor/Transferor
      Amounts                                   818,993,910.63     300,000,000.00      400,000,000.00      118,993,910.63
      Beginning Adjusted Investor
      Interest                                  818,993,910.63     300,000,000.00      400,000,000.00
      Floating Investor Percentage                  100.000000%         36.630310%          48.840420%
      Fixed Investor Percentage                     100.000000%         36.630310%          48.840420%
      Collections of Finance Chg. Receivables    12,549,823.97       4,597,039.43        6,129,386.76
      Collections of Principal
      Receivables                               101,316,506.04      37,112,550.25       49,483,407.14
      Net Default Amount                          2,522,738.12         924,086.80        1,232,115.89

      Ending Investor/Transferor Amounts        811,073,981.59     300,000,000.00      400,000,000.00      111,073,981.59

Monthly Servicer's Certificate.
   Page 3 (all amounts in dollars except percentages)

                                                                                                       Collateral
(b) Monthly Period Funding Requirements                             Class A            Class B         Interest           Total
===================================================================================================================================
    Principal Funding Account                                                0.00            0.00             0.00             0.00
    Principal Funding Investment Proceeds                                    0.00            0.00             0.00             0.00
    Withdrawal from Reserve Account                                          0.00            0.00             0.00             0.00
    Available Reserve Account Amount                                 1,297,500.00            0.00             0.00     1,297,500.00
    Required Reserve Account Amount                                  1,297,500.00            0.00             0.00     1,297,500.00

    Coupon                                                                6.15000%        6.35000%         4.24000%         6.06741%
    Floating Investor Percentage                                         31.68522%        2.56412%         2.38097%        36.63031%
    Fixed Investor Percentage                                            31.68522%        2.56412%         2.38097%        36.63031%
    Investor Monthly Interest                                        1,329,937.50      111,125.00        75,790.00     1,516,852.50
    Overdue Monthly Interest                                                 0.00            0.00             0.00             0.00
    Additional Interest                                                      0.00            0.00             0.00             0.00
          Total Interest Due                                         1,329,937.50      111,125.00        75,790.00     1,516,852.50
    Investor Default Amounts                                           799,335.12       64,686.04        60,065.64       924,086.80
    Investor Monthly Fees                                              324,375.00       26,250.00        24,375.00       375,000.00
        Investor Additional Amounts                                  1,297,500.00            0.00             0.00     1,297,500.00
          Total Due                                                  3,751,147.62      202,061.04       160,230.64     4,113,439.30

                                                                                                       Collateral
(c) Certificates - Balances and Distributions                       Class A            Class B         Interest           Total
===================================================================================================================================
    Beginning Investor Interest                                    259,500,000.00   21,000,000.00    19,500,000.00   300,000,000.00
    Monthly Principal - Prin. Funding Account                                0.00            0.00             0.00             0.00
    Principal Payments                                                       0.00            0.00             0.00             0.00
    Interest Payments                                                1,329,937.50      111,125.00        75,790.00     1,516,852.50
    Total Payments                                                   1,329,937.50      111,125.00        75,790.00     1,516,852.50
    Ending Investor Interest                                       259,500,000.00   21,000,000.00    19,500,000.00   300,000,000.00

(d) Information regarding Payments in respect of the
     Class A Certificates
    (per $1,000 original certificate principal amount)
    1.    Total Payment                                                                                                    5.125000
    2.    Amount of Payment in respect of Class A
          Monthly Interest                                                                                                 5.125000
    3.    Amount of Payment in respect of Class A Overdue
          Monthly Interest                                                                                                 0.000000
    4.    Amount of Payment in respect of Class A Additional
          Interest                                                                                                         0.000000
    5.    Amount of Payment in respect of Class A Principal                                                                0.000000

(e) Class A Investor Charge-Offs/Reimbursement of Class A
    Investor Charge-Offs
    1.    Total Amount of Class A Investor Charge-Offs                                                                         0.00
    2.    Amount of Class A Investor Charge-Offs per $1,000
          original certificate principal amount                                                                                0.00
    3.    Total amount reimbursed in respect of Class A
          Investor Charge-Offs                                                                                                 0.00
    4.    Amount reimbursed in respect of Class A Investor
          Charge-Offs per $1,000 original principal amount                                                                     0.00
    5.    The amount, if any, by which the outstanding Principal
          Balance of the Class A Certificates exceeds the Class A
          Adjusted Investor Interest after giving effect to all
          transactions on such Distribution Date                                                                               0.00

(f) Information regarding Payments in respect of the Class B
    Certificates (per $1,000 original certificate principal amount)
    1.    Total Payment                                                                                                    5.291667
    2.    Amount of Payment in respect of Class B Monthly Interest                                                         5.291667
    3.    Amount of Payment in respect of Class B Overdue
          Monthly Interest                                                                                                 0.000000
    4.    Amount of Payment in respect of Class B Additional Interest                                                      0.000000
    5.    Amount of Payment in respect of Class B Principal                                                                0.000000

  Monthly Servicer's Certificate.
  Page 4 (all amounts in dollars except percentages)

  (g)  Amount of reductions in Class B Investor Interest pursuant to clauses
       (c),(d) and (e) of the definition of Class B Investor Interest
       1. Amount of reductions in Class B Investor Interest                                                 0.00
       2. Amount of reductions in Class B Investor Interest per $1,000 original
          certificate principal amount                                                                      0.00
       3. Total amount reimbursed in respect of reductions of Class B Investor
          Interest                                                                                          0.00
       4. Amount reimbursed in respect of reductions of Class B Investor Interest per
          $1,000 original certificate principal amount                                                      0.00
       5. The amount, if any, by which the outstanding Principal Balance of the Class B
          Certificates exceeds the Class B Investor Interest after giving effect to
          all transactions on such Distribution Date                                                        0.00

  (h)  Information regarding the Distribution in respect of the Collateral
       Interest
       1. Total distribution                                                                            3.886667
       2. Amount of distribution in respect of Collateral Monthly Interest                              3.886667
       3. Amount of distribution in respect of Collateral Overdue Interest                              0.000000
       4. Amount of distribution in respect of Collateral Monthly Principal                             0.000000

  (i)  Amount of reductions in Collateral Interest pursuant to clauses (c), (d), and (e) of the definition of Collateral Interest
       1. Amount of reductions in Collateral Interest                                                       0.00
       2. Total amount reimbursed in respect of reductions of Collateral Interest                           0.00

  (j)  Application of Reallocated Investor Finance Charge Collections
       1. Class A Available Funds                                                                   3,976,439.34

            a.  Class A Monthly Interest                                                            1,329,937.50
            b.  Class A Overdue Monthly Interest                                                            0.00
            c.  Class A Additional Interest                                                                 0.00
            d.  Class A Servicing Fee                                                                 324,375.00
            e.  Class A Investor Default Amount                                                       799,335.12
            f.  Excess Spread                                                                       1,522,791.72

       2. Class B Available Funds                                                                     321,792.56

            a.  Class B Monthly Interest                                                              111,125.00
            b.  Class B Overdue Monthly Interest                                                            0.00
            c.  Class B Additional Interest                                                                 0.00
            d.  Class B Servicing Fee                                                                  26,250.00
            e.  Excess Spread                                                                         184,417.56

       3. Collateral Holder Available Funds                                                           298,807.53

            a.  Excess Spread                                                                         298,807.53

       4. Total Excess Spread                                                                       2,006,016.81

Monthly Servicer's Certificate.
Page 5 (all amounts in dollars except percentages)

(k) Application of Excess Spread and Excess Finance Charge Collections Allocated to Series 1997-1
    1.Beginning Excess Spread                                      2,006,016.81
    2.Excess Finance Charge Collections                                    0.00
    3.Applied to fund Class A Required Amount                              0.00
    4.Unreimbursed Class A Investor Charge-Offs                            0.00
    5.Applied to fund Class B Required Amount                         64,686.04
    6.Reductions of Class B Investor Interest treated as
      Available Principal Collections                                      0.00
    7.Applied to Collateral Monthly Interest and unpaid Collateral
      Interest                                                        75,790.00
    8.Applied to Collateral Interest Servicing Fee and any overdue
      Collateral Interest Servicing Fee                               24,375.00
    9.Collateral Investor Default Amount treated as Available
      Principal Collections                                           60,065.64
   10.Reductions of Collateral Interest treated as Available
      Principal Collections                                                0.00
   11.Deposit to Reserve Account (if required)                     1,297,500.00
   12.Applied to other amounts owed to Collateral Interest Holder          0.00
   13.Balance to constitute Excess Finance Charge Collections for
      other series                                                   483,600.13

13.Trust Performance
(a)Delinquencies
   1. 30-59 days                                                 10,073,080.48
   2. 60-89 days                                                  6,504,326.76
   3. 90 days and over                                           10,196,608.11
   4. Total 30+ days delinquent                                  26,774,015.35

(b)Base Rate
   a. Current Monthly Period                                          8.06741%
   b. Prior Monthly Period                                            8.05220%
   c. Second Prior Monthly Period                                     8.07187%
(c)Three Month Average Base Rate                                      8.06383%

(d)Portfolio Yield (gross portfolio yield less net defaults)
   a. Current Monthly Period                                         14.69181%
   b. Prior Monthly Period                                           13.88666%
   c. Second Prior Monthly Period                                    12.42824%
(e)Three Month Average Portfolio Yield                               13.66890%

(f)Excess Spread Percentage
   a. Current Monthly Period                                          7.12440%
   b. Prior Monthly Period                                            6.33446%
   c. Second Prior Monthly Period                                     4.85637%
(g)Three Month Average Excess Spread Percentage                       6.10507%

(h)Monthly Payment Rate (total collections/beginning aggregate
   principal receivables)                                            13.90320%

(i)Portfolio Adjusted Yield                                           6.62440%

  IN WITNESS WHEREOF, the undersigned has duly executed and delivered this certificate this 12th day of September.



                               First USA Bank, National Association, as Servicer

                               By:Tracie Klein
                                  -----------------------------
                               Name:  Tracie Klein
                               Title:  First Vice President